RIGHTS AGREEMENT

                                 by and between

                            OREGON STEEL MILLS, INC.

                                       and

                      CHASEMELLON SHAREHOLDER SERVICES, LLC

                                 as Rights Agent



                                   Dated as of

                                December 23, 1999




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                                TABLE OF CONTENTS


SECTION 1.        CERTAIN DEFINITIONS........................................1

SECTION 2.        APPOINTMENT OF RIGHTS AGENT................................6

SECTION 3.        ISSUANCE OF RIGHTS CERTIFICATES............................6

SECTION 4.        FORM OF RIGHTS CERTIFICATES................................9

SECTION 5.        COUNTERSIGNATURE AND REGISTRATION..........................9

SECTION 6.        TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF
                  RIGHTS CERTIFICATES;   MUTILATED, DESTROYED, LOST
                  OR STOLEN RIGHTS CERTIFICATES..............................10

SECTION 7.        EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION
                  DATE OF RIGHTS.............................................11

SECTION 8.        CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES........13

SECTION 9.        RESERVATION AND AVAILABILITY OF SHARES OF
                  PREFERRED STOCK............................................13

SECTION 10.       PREFERRED STOCK RECORD DATE................................14

SECTION 11.       ADJUSTMENT OF EXERCISE PRICE OR NUMBER OF SHARES...........14

SECTION 12.       CERTIFICATION OF ADJUSTED EXERCISE PRICE OR
                  NUMBER OF SHARES...........................................20

SECTION 13.       CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
                  ASSETS OR EARNING POWER....................................20

SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES....................23

SECTION 15.       RIGHTS OF ACTION...........................................24

SECTION 16.       AGREEMENT OF RIGHTS HOLDERS................................24

SECTION 17.       RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.........25

SECTION 18.       CONCERNING THE RIGHTS AGENT................................25

SECTION 19.       MERGER OR CONSOLIDATION OF, OR CHANGE IN NAME OF,
                  THE RIGHTS AGENT...........................................26

SECTION 20.       DUTIES OF RIGHTS AGENT.....................................27

SECTION 21.       CHANGE OF RIGHTS AGENT.....................................29

SECTION 22.       ISSUANCE OF NEW RIGHTS CERTIFICATES........................30

SECTION 23.       REDEMPTION BY ACTION OF THE BOARD OF DIRECTORS.............30

SECTION 24.       REDEMPTION BY ACTION OF THE STOCKHOLDERS...................31

                                       i

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SECTION 25.       NOTICE OF PROPOSED ACTIONS.................................34

SECTION 26.       NOTICES....................................................35

SECTION 27.       SUPPLEMENTS AND AMENDMENTS.................................35

SECTION 28.       EXCHANGE...................................................36

SECTION 29.       SUCCESSORS.................................................37

SECTION 30.       BENEFITS OF THIS RIGHTS AGREEMENT..........................37

SECTION 31.       DELAWARE CONTRACT..........................................37

SECTION 32.       COUNTERPARTS...............................................37

SECTION 33.       DESCRIPTIVE HEADINGS.......................................38

SECTION 34.       SEVERABILITY...............................................38

SECTION 35.       DETERMINATIONS AND ACTIONS BY THE BOARD OF
                  DIRECTORS, ETC.............................................38

                                       ii

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                                RIGHTS AGREEMENT

         Rights Agreement, dated as of December 23, 1999, between Oregon Steel Mills, Inc., a Delaware corporation (the "Corporation"), and ChaseMellon Shareholder Services, LLC, a New Jersey limited liability company (the "Rights Agent").

                              W I T N E S S E T H:

         WHEREAS, on December 23, 1999, the Board of Directors of the Corporation authorized the issuance of, and declared a dividend payable in, one right (a "Right") for each share of Common Stock, $0.01 par value per share, of the Corporation outstanding as of the close of business on January 12, 2000 (the "Record Date"), each such Right representing the right to purchase one one-thousandth of a share of Participating Preferred Stock of the Corporation (the "Preferred Stock") having the rights and preferences set forth in the Certificate of Designations attached as Exhibit C, authorized by the Board of Directors on December 23, 1999, upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, the Board of Directors of the Corporation further authorized the issuance of one Right (subject to adjustment) with respect to each share of Common Stock which may be issued between the Record Date and the earlier to occur of the Distribution Date or the Expiration Date (as such terms are hereinafter defined);

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

Section 1. Certain Definitions.

         For purposes of this Rights Agreement, the following terms shall have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Voting Stock of the Corporation then outstanding (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the date hereof, regardless of whether such Person continues to maintain such Beneficial Ownership; provided, that, an Acquiring Person shall not include
(i) an Exempt Person or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Corporation, the Beneficial Ownership of which was acquired by such Person (or its predecessor through merger, consolidation, amalgamation or other similar legal succession) pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or (B) a reduction in the number of outstanding shares of Voting Stock of the Corporation pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Corporation; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of Section 1(a)(ii)(A) or (B), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% or more of the Voting Stock of the Corporation then outstanding, unless the acquisition of such additional Voting Stock

1 - RIGHTS AGREEMENT

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would not result in such Person becoming an Acquiring Person by reason of
Section 1(a)(ii)(A) or (B). Notwithstanding the foregoing, if within eight days after such Person would otherwise have become an acquiring person (but for the operation of this sentence) such Person notifies the Board of Directors of the Corporation that such Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a) has become such inadvertently, and such Person, within two days after such notification divests a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for purposes of this Rights Agreement.

         (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date of this Rights Agreement.

         (c) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. "Associate" of a Person shall also include (i) with respect to a corporation, any officer or director thereof or of any Subsidiary thereof, or any Beneficial Owner of 10% or more of any class of equity security thereof, (ii) with respect to an association, joint venture or other unincorporated organization, any officer or director thereof or of a Subsidiary thereof or any Beneficial Owner of 10% or more ownership interest therein, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein,
(iv) with respect to a limited liability company, any officer, director or manager thereof or of a Subsidiary thereof or any member thereof who is, directly or indirectly, the Beneficial Owner of a 10% or greater ownership interest therein, (v) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (vi) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 10% or greater interest as a beneficiary in the income from or principal of such trust or estate, (vii) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (viii) any Affiliate of such Person.

         (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities (and correlative terms shall have correlative meanings):

             (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, in each case as in effect on the date hereof; or

             (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any

2 - RIGHTS AGREEMENT

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agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at that time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

             (iii) which are Beneficially Owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in the proviso in Section 1(d)(ii)(B)) or disposing of any securities of the Corporation; provided, however, that for purposes of determining Beneficial Ownership of securities under this Rights Agreement, officers and directors of the Corporation solely by reason of their status as such shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of Section 13(d) of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Corporation.

         Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own," any securities acquired in good faith in a firm commitment underwriting, until the expiration of forty days after the date of such acquisition.

         (e) "Book-Entry" shall mean an uncertificated book-entry for the Corporation's Common Stock.

         (f) "Business Day" shall mean any day other than a Saturday, Sunday, U.S. Federal Holiday, or day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         (g) "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

         (h) "Common Stock," when used with reference to the Corporation, shall mean the common stock, presently $0.01 par value, of the Corporation. "Common Stock," when used with reference to any Person other than the Corporation which shall be organized in corporate form, shall mean the capital stock or other equity security with the greatest voting power of such Person or, if such other Person is a subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person. "Common Stock," when used with reference to any Person other than the Corporation which shall not be organized in corporate form, shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power of such Person.

3 - RIGHTS AGREEMENT

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         (i) "Competing Offer" shall have the meaning set forth in Section
24(c).

         (j) "Corporation" shall have the meaning set forth in the first sentence of this Rights Agreement.

         (k) "Distribution Date" shall have the meaning set forth in Section
3(b).

         (l) "Exchange Act" shall have the meaning set forth in Section 1(b).

         (m) "Exchange Ratio" shall have the meaning set forth in Section 28(a).

         (n) "Exempt Person" shall mean (i) the Corporation, (ii) any Subsidiary of the Corporation, (iii) any employee benefit plan or employee stock plan of the Corporation or a Subsidiary of the Corporation, (iv) any Subsidiary of the Corporation or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, or (v) any Person, who or which, together with all Affiliates and Associates, becomes the Beneficial Owner of 15% or more of the Voting Stock of the Corporation then outstanding as a result of the acquisition of such Voting Stock directly from the Corporation.

         (o) "Exercise Price" shall have the meaning set forth in Sections 4 and 7(b).

         (p) "Expiration Date" shall have the meaning set forth in Section 7(a).

         (q) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with Section 11(b).

         (r) "First Offer" shall have the meaning set forth in Section 24(c).

         (s) "Invalidation Time" shall have the meaning set forth in Section
7(e).

         (t) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System or any successor thereto or other comparable quotation system.

         (u) "NYSE" shall mean the New York Stock Exchange.

         (v) "Offer Date" shall have the meaning set forth in Section 24(a).

         (w) "Offeror" shall have the meaning set forth in Section 24(c).

         (x) "Other Offer" shall have the meaning set forth in Section 24(b).

         (y) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined prior to the purchase of shares under such tender or exchange offer by at least a majority of the members of the Board of Directors who are not officers of the Corporation and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person to be adequate (taking into account all factors that such Directors deem relevant including, without limitation, prices that could reasonably be achieved if the Corporation or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Corporation and its

4 - RIGHTS AGREEMENT

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stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

         (z) "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust, association or other entity, joint venture and shall include any successor of such entity.

         (aa) "Preferred Stock" shall have the meaning set forth in the first Recital.

         (bb) "Principal Party" shall have the meaning set forth in Section
13(b).

         (cc) "Qualifying Offer" shall have the meaning set forth in Section 24(c).

         (dd) "Record Date" shall have the meaning set forth in the first
Recital.

         (ee) "Redemption Price" shall have the meaning set forth in Section 23(a).

         (ff) "Resolution" shall have the meaning set forth in Section 24 (c).

         (gg) "Right" shall have the meaning set forth in the First Recital.

         (hh) "Rights Agent" shall have the meaning set forth in the first sentence of this Rights Agreement.

         (ii) "Rights Agreement" shall have the meaning set forth in the first sentence of this Rights Agreement.

         (jj) "Rights Certificate" shall have the meaning set forth in Section 3(d).

         (kk) "Securities Act" shall have the meaning set forth in Section 7(c).

         (ll) "Special Meeting" shall have the meaning set forth in Section
24(a).

         (mm) "Stock Acquisition Date" shall mean the first date on which there shall be a public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person; provided that if a Person is determined not to have become an Acquiring Person pursuant to the last sentence of Section 1(a), then no Stock Acquisition Date shall be deemed to have occurred.

         (nn) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

         (oo) "Summary of Rights" shall have the meaning set forth in Section 3(a).

5 - RIGHTS AGREEMENT

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         (pp) "Trading Day" shall have the meaning set forth in Section 11(b).

         (qq) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

         (rr) "Voting Stock" shall mean (i) the Common Stock of the Corporation and (ii) any other shares of capital stock of the Corporation entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up. For purposes of this Rights Agreement, Voting Stock shall include securities of the type referred to in clauses (i) and (ii) above that trade on a "when issued" basis on a national securities exchange or on the NASDAQ. For purposes of this Rights Agreement, a stated percentage of the Voting Stock shall mean a number of shares of the Voting Stock as shall equal in voting power that stated percentage of the total voting power of the then outstanding shares of Voting Stock in the election of a majority of the Board of Directors or in respect of any merger, consolidation, sale of all or substantially all of the Corporation's assets, liquidation, dissolution or winding up.

         Any determination required to be made by the Board of Directors of the Corporation for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, and such determination shall be binding on the Rights Agent and the holders of the Rights.

Section 2.  Appointment of Rights Agent.

         The Corporation appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent accepts such appointment. The Corporation may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts of omissions of any such co-rights agent.

Section 3.  Issuance of Rights Certificates.

         (a) On the Record Date (or as soon as practicable thereafter), the Corporation shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit A (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation.

         (b) Until the Close of Business on the day which is the earlier of (i) the tenth day after the Stock Acquisition Date or such earlier or later date (not beyond the thirtieth day after the Stock Acquisition Date) as the Board of Directors may from time to time fix by resolution adopted prior to the Distribution Date that otherwise would have occurred or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person

6 - RIGHTS AGREEMENT

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(other than an Exempt Person) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 15% or more of the then outstanding shares of Voting Stock of the Corporation (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced by the Book-Entries representing, or certificates for, Common Stock registered in the name of the holders of Common Stock (together with, in the case of Book-Entries representing, or the certificates for, Common Stock outstanding as of the Record Date, the Summary of Rights) and not by separate Book-Entries or Rights Certificates and the record holders of the Common Stock represented by such Book-Entries or certificates shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock, including a transfer to the Corporation (subject to adjustment as hereinafter provided); provided, however, that if a tender or exchange offer is terminated or, if, notwithstanding the announcement by any Person (other than an Exempt Person) of the intent to commence a tender or exchange offer as described in (ii) above, no such tender or exchange offer is in fact commenced prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer or such announcement of the intent to commence a tender offer. Until the Distribution Date (or, if earlier, the Expiration Date), transfer on the Corporation's registration system of any Common Stock represented by a Book-Entry or the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not accompanied by a copy of the Summary of Rights.

         (c) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided in Section 22, may be issued in respect of shares of Common Stock that become outstanding after the Distribution Date. Certificates for Common Stock (including, without limitation, certificates issued upon original issuance, dispensation from the Corporation's treasury or transfer or exchange of Common Stock) that become outstanding after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date (or, in certain circumstances as provided in Section 22, after the Distribution Date) shall have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

                  This certificate also evidences and entitles the holder hereof to the same number of Rights (subject to adjustment) as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Oregon Steel Mill, Inc. (the "Corporation") and ChaseMellon Shareholder Services, LLC (the "Rights Agent"), dated as of December 23, 1999, as it may be amended from time to time (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. The Corporation shall mail to the registered holder of this certificate a copy

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                  of the Rights Agreement without charge within five days after receipt of a written request therefor. UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN SECTION 7(e) OF THE RIGHTS AGREEMENT, RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

With respect to the certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. In the event that the Corporation purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Corporation shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

         (d) As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send), by first class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Corporation, at the address of such holder shown on such records, a certificate in the form provided by Section 4 (a "Rights Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by such Rights Certificates and may be transferred by the transfer of the Rights Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

         (e) In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Corporation (i) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Corporation prior to the Distribution Date and (ii) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Corporation, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Rights Certificate shall be issued if, and to the extent that, (A) the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Rights Certificate would be issued and (B) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

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Section 4.  Form of Rights Certificates.

         (a) The Rights Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Corporation may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement and which do not affect the duties or responsibilities of the Rights Agent. Subject to the provisions of Section 22, Rights Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one one-thousandth of a share of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by Section 7(b) as the same may from time to time be adjusted as provided herein (the "Exercise Price").

         (b) Notwithstanding any other provision of this Rights Agreement, any Rights Certificate that represents Rights Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof or any other Person whose Rights shall become null and void pursuant to Section 7(e) shall have impressed on, printed on, written on or otherwise affixed to it (if the Corporation or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate or a nominee of any of the foregoing) the following legend:

                  The Beneficial Owner of the Rights represented by this Rights Certificate is an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Rights Certificate and the Rights represented hereby shall become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) shall be operative whether or not the foregoing legend is set forth on any Rights Certificate.

Section 5.  Countersignature and Registration.

         (a) Each Rights Certificate shall be executed on behalf of the Corporation by its Chairman of the Board, any President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Corporation's seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Corporation, either manually or by facsimile signature. Each Rights Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Corporation who shall have signed any Rights Certificate shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery of the certificate by the Corporation, such Rights Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Rights Certificates had not ceased to be

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

such officer of the Corporation. Any Rights Certificate may be signed on behalf of the Corporation by any person who, on the date of the execution of such Rights Certificate, shall be a proper officer of the Corporation to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         (b) Following the Distribution Date and receipt by the Rights Agent of all necessary information, the Rights Agent will keep or cause to be kept, at its office designated as the appropriate place for the surrender of Rights Certificates upon exercise or transfer, and in such other locations as may be required by law, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates and any Rights Certificates that have a legend printed thereon pursuant to Section 4(b).

Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

         (a) Subject to the provisions of Sections 7(e), 7(f) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Rights Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Rights Certificate shall surrender the Rights Certificate at the office of the Rights Agent designated for the surrender of Rights Certificates with the form of certificate and assignment on the reverse side thereof duly endorsed (or, enclosed with such Rights Certificate, a written instrument of transfer in a form satisfactory to the Corporation and the Rights Agent), duly and properly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate to be split up, combined or exchanged at the office of the Rights Agent. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Corporation may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Rights Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it has received confirmation from the Corporation that all such taxes and/or charges have been paid.

         (b) Subject to the provisions of Sections 7(e), 7(f) and 14, upon receipt by the Corporation and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Corporation, reimbursement to the Corporation and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Corporation shall issue and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

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Section 7.  Exercise of Rights; Exercise Price; Expiration Date of Rights.

         (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date (unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in
Section 7(e) and 23(a)). Except as otherwise provided herein, the Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and certificate on the reverse side thereof duly and properly executed (with signatures duly guaranteed), to the Rights Agent at the office of the Rights Agent, together with payment of the Exercise Price for each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) December 22, 2009 (or if the Distribution Date shall have occurred before December 22, 2009, at the Close of Business on the 90th day following the Distribution Date) or (ii) the date on which the Rights are redeemed as provided in Section 23 (such earlier date being herein referred to as the "Expiration Date").

         (b) The Exercise Price shall initially be $42.00 for each one one-thousandth of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.

         (c) Except as otherwise provided herein, upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase duly and properly executed, accompanied by payment by certified check, cashier's check, bank draft or money order payable to the Corporation or the Rights Agent of the Exercise Price for the shares to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of the Rights Certificate in accordance with Section 9(e), the Rights Agent shall thereupon promptly (i) requisition from any registrar or transfer agent (as may be appropriate) of the Preferred Stock of the Corporation one or more certificates representing the number of shares of Preferred Stock to be so purchased, and the Corporation authorizes and directs such registrar or transfer agent (as may be appropriate) to comply with all such requests, (ii) as provided in Section 14(b), at the election of the Corporation, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Corporation the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14(b), (iv) after receipt of such Preferred Stock certificates and, if applicable, depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (v) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13, the Rights Agent shall promptly take the appropriate actions corresponding in such case to that referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Corporation may suspend the issuance of shares of Preferred Stock upon exercise of a Right for a reasonable period, not in excess of 120 days, during which the Corporation seeks to register under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable securities law of any other jurisdiction, the shares of

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

Preferred Stock to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Corporation of its obligations under Section 9(c).

         (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or his assignee, subject to the provisions of Section 14.

         (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the time (the "Invalidation Time") when any Person first becomes an Acquiring Person, any Rights that are Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person),
(y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the Invalidation Time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 7(e), and subsequent transferees of the Persons referred to in either clause (y) or (z) above, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Rights Agreement. No Rights Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person or any other Person whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate, Affiliate or nominee thereof; no Rights Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any other Person whose Rights would be null and void pursuant to the provisions of this Section 7(e) or any Associate, Affiliate or nominee thereof; and any Rights Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the provisions of this Section 7(e) shall be canceled. The Corporation shall use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but shall have no liability to any holder of a Rights Certificate or any other Person as a result of the Corporation's failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Corporation shall be obligated to undertake any action with respect to a registered holder of any Rights Certificate upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof or a Person referred to in clause (y) or (z) of
Section 7(e) and such other information as the Corporation or the Rights Agent shall reasonably request.

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

Section 8.  Cancellation and Destruction of Rights Certificates.

         All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Rights Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

Section 9.  Reservation and Availability of Shares of Preferred Stock.

         (a) The Corporation covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights. The Corporation shall take such action as may be required for it to comply with the foregoing sentence of this Section 9(a).

         (b) The Corporation shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Rights Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation on NASDAQ or any successor thereto or other comparable quotation system.

         (c) The Corporation covenants and agrees that it will take all such actions as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates, for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

         (d) The Corporation shall use its best efforts to (i) file, as soon as practicable following the occurrence of the event described in Section 11(a)(ii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the shares of Preferred Stock purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for Preferred Stock, or (B) the Expiration Date. The Corporation may temporarily suspend with prompt notice to the Rights Agent, for a period of time not to exceed 120 days, the issuance of shares of Preferred Stock upon exercise of a Right in order to prepare and file a registration statement under the Securities Act and permit it to

13 - RIGHTS AGREEMENT
become effective. The Corporation will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

         (e) The Corporation covenants and agrees that it will pay when due and payable any and all Transfer Taxes which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Corporation shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Rights Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Rights Certificate, and the Corporation shall not be required to or issue or deliver a Rights Certificate or certificate for Preferred Stock to a Person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Corporation's satisfaction that no such Transfer Tax is due.

Section 10.  Preferred Stock Record Date.

         Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Corporation with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

Section 11.  Adjustment of Exercise Price or Number of Shares.

         The Exercise Price and the number of shares of Preferred Stock which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) In the event the Corporation shall at any time after the date of this Rights Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a

14 - RIGHTS AGREEMENT
                  reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), except as otherwise provided in this
                  Section 11(a) and Section 7(e), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii) Subject to Section 27 of this Rights Agreement, in the event a Distribution Date occurs, then, subject to the last sentence of Section 23(a) and except as otherwise provided in this Section 11, each holder of a Right, except as provided in
                  Section 7(e), shall thereafter have the right to receive upon exercise of such Right in accordance with the terms of this Rights Agreement and payment of the Exercise Price, the greater of (1) the number of one one-thousandths of a share of Preferred Stock for which such Right was exercisable immediately prior to the first occurrence of the event described in this Section 11(a)(ii) or (2) such number of one one-thousandths of a share of Preferred Stock as shall equal the result obtained by dividing the Exercise Price by 50% of the Fair Market Value of one one-thousandth of a share of Preferred Stock (determined pursuant to Section 11(b)) on the date of such first occurrence; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13, then only the provisions of Section 13 shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                  (iii) In the event that the Corporation does not have available sufficient authorized but unissued Preferred Stock to permit the adjustments required pursuant to the foregoing subparagraph (i) or the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Corporation shall take all such actions as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraphs (i) and (ii), the Corporation may, if the Board of Directors determines that such action is necessary or appropriate and not contrary

15 - RIGHTS AGREEMENT
                  to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, (A) cash, (B) other equity securities of the Corporation, (C) debt securities of the Corporation, (D) other assets or (E) any combination of the foregoing, in each case, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to
                  Section 11(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by the Board of Directors. For purposes of the preceding sentence, the Fair Market Value of the Preferred Stock shall be as determined pursuant to Section 11(b). Subject to Section 23, any such election by the Board of Directors of the Corporation must be made and publicly announced within thirty (30) days after the date on which the event described in Section 11(a)(ii) occurs.

         (b) For the purpose of this Rights Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of Common Stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the
NYSE), or, if the securities are not listed or admitted to trading on the NYSE, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Corporation, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Corporation; provided, however, that for purposes of making the adjustment provided for by
Section 11(a)(ii), the Fair

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Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the provisions of the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Corporation based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Corporation shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and conclusive for all purposes.

         (c) Anything in this Section 11 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided that any adjustments of the Exercise Price which, by reason of this Section 11(c) are not required to be made, shall be carried forward and taken into account with respect to any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share, as the case may be.

         (d) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Rights Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

         (e) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Corporation shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share.

         (f) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Corporation or any recapitalization, reorganization or partial liquidation of the Corporation or similar transaction, the Corporation shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the Exercise Price therefor, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Corporation shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and in accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Corporation, result in the stockholders of the Corporation being subject to any United States federal income tax liability by reason thereof.

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

         (g) In the event the Corporation shall at any time after the Record Date make any distribution on the shares of Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Corporation and other than any right or warrant to acquire any such shares, including any debt security convertible into or exchangeable for any such share, at less than the Fair Market Value of such shares) and the amount of such cash dividend or the Fair Market Value of such debt security, debt instrument or property exceeds 150% of the aggregate amount of the cash dividends declared or paid on the Common Stock of the Corporation in the 15-month period immediately preceding such distribution, then and in each such event, unless such distribution is part of or is made in connection with a transaction to which
Section 11(a)(ii) or Section 13 applies, the Exercise Price shall be reduced by an amount equal to the cash or the Fair Market Value of such distribution, as the case may be, per share of Common Stock of the Corporation. For purposes hereof, the Fair Market Value of any property distributed to the holders of shares of Common Stock of the Corporation shall be the Fair Market Value of such property as determined by an independent investment banking firm experienced in the valuation of securities or the other property so distributed, as the case may be, selected by the Board of Directors of the Corporation, or, if no such investment banking firm is in the judgment of the Board of Directors available to make such determination, by the Board of Directors of the Corporation, whose determination shall be final and binding on the Corporation, the Rights Agent and the holders of Rights.

         (h) All Rights originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

         (i) The Corporation may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, with prompt notice thereof to the Rights Agent. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of

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record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

         (j) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer, with prompt notice to the Rights Agent, until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock, shares of Common Stock or other securities of the Corporation, if any, issuable upon such exercise over and above the shares of Preferred Stock, shares of Common Stock or other securities of the Corporation, if any, issuable upon exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (k) The Corporation covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(l) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Corporation in a transaction which does not violate Section 11(l) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Corporation and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(l) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Corporation shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(k).

         (l) The Corporation covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 28 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (m) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights

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represented by the Rights under this Rights Agreement, including the rights represented by Section 13.

Section 12.  Certification of Adjusted Exercise Price or Number of Shares.

         Whenever an adjustment is made as provided in Section 11, 13 or 23(c), the Corporation shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts and computations giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with
Section 26. Notwithstanding the foregoing sentence, the failure of the Corporation to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Section 11, 13 or 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
             Power.

         (a) In the event that, at any time after the time that any Person becomes an Acquiring Person, (x) the Corporation shall, directly or indirectly, consolidate with, or merge with and into, any other Person or Persons (other than an Exempt Person or Persons) and the Corporation shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons (other than an Exempt Person) shall, directly or indirectly, consolidate with, or merge with and into, the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (other than an Exempt Person) or of the Corporation or cash or any other property, or (z) the Corporation or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Corporation or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Rights Agreement and in lieu of shares of Preferred Stock, such number of shares of validly issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Exercise Price by 50% of the Fair Market Value of the Common Stock of the Principal Party on the date of the consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Corporation pursuant to this Rights Agreement; (iii) the term "Corporation" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party; (iv) such Principal Party shall take

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such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of
Section 9 applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to insure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of
Section 11(a)(ii) shall be of no effect following the occurrence of any event described in clause (x), (y) or (z) above of this Section 13(a).

         (b) "Principal Party" shall mean:

             (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of the securities into which shares of Common Stock of the Corporation are changed or otherwise exchanged or converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Corporation if it survives); and

             (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of

21 - RIGHTS AGREEMENT
                  all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

         (c) The Corporation shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit exercise in full of all Rights in accordance with this Section 13 and unless prior thereto the Corporation and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with Section 13(a) and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a), the Principal Party at its own expense will:

                  (i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                  (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

         In the event that any of the transactions described in Section 13(a) shall occur at any time after the occurrence of a transaction described in
Section 11(a)(ii), the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e), thereafter be exercisable in the manner described in Section 13(a).

         (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-Laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Fair Market Value per share (determined pursuant to Section 11(b)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at

22 - RIGHTS AGREEMENT
less than such then Fair Market Value (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special tax or similar payment in connection with the issuance to any holder of a Right of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Corporation shall not consummate any such transaction unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and
(y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares or Common Stock whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

Section 14.  Fractional Rights and Fractional Shares.

         (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-thousandth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in Section 11(a)(i). If the Corporation shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

         (b) The Corporation shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-thousandth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Corporation may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-thousandth of a share, if the Corporation does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

         (c) Following the occurrence of one of the transactions or events specified in Section 11 giving rise to the right to receive shares of Common Stock, capital stock equivalents (other than

23 - RIGHTS AGREEMENT
shares of Preferred Stock) or other securities upon the exercise of a Right, the Corporation shall not be required to issue fractions of shares or units of such shares of Common Stock, capital stock equivalents or other securities upon exercise of the Rights or to distribute certificates which evidence fractions of such shares of Common Stock, capital stock equivalents or other securities. In lieu of fractional shares or units of such shares of Common Stock, capital stock equivalents or other securities, the Corporation may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share or unit of such shares of Common Stock, capital stock equivalents or other securities.

         (d) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share) upon exercise of a Right.

Section 15.  Rights of Action.

         All rights of action in respect of this Rights Agreement, except the rights of action expressly given to the Rights Agent under this Rights Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and, in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

Section 16.   Agreement of Rights Holders.

         Each holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

         (a) Prior to the Distribution Date, the Rights shall be evidenced by the Book-Entries representing, or the certificates for, Common Stock registered in the name of the holders of Common Stock (together, as applicable, with the Summary of Rights), which Book-Entries representing, or the certificates for, Common Stock shall also constitute certificates for Rights, and not by separate Rights Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock.

         (b) After the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer.

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         (c) The Corporation and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Book-Entry representing, or certificate for, Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

         (d) Notwithstanding anything in this Rights Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         (e) Rights Beneficially Owned by certain persons will under certain circumstances set forth in this Rights Agreement become null and void pursuant to Section 7(e).

         (f) This Rights Agreement may be supplemented or amended from time to time pursuant to Section 27.

Section 17.  Rights Certificate Holder Not Deemed a Stockholder.

         No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof (except as provided in Section 7(f)), or to give or withhold consent to any corporate action (except as provided in Section 7(f)), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

         (a) The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its directors, officers, employees, and agents for, and to hold each of them harmless against, any loss, liability, damage, judgement, fine, penalty, claim, demand, settlement, loss or expense,

25 - RIGHTS AGREEMENT
incurred without gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction, on the part of the Rights Agent or such other indemnified party, for any action taken, suffered or omitted by the Rights Agent or such other indemnified party in connection with the acceptance, amendment and administration of this Rights Agreement or the performance of the Rights Agent's duties hereunder, including without limitation the costs and expenses of defending against any claim of liability directly or indirectly relating to the Rights or this Rights Agreement. The indemnity provided herein shall survive the termination of this Rights Agreement and the termination and expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Corporation. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

         (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement or the performance of the Rights Agent's duties hereunder, in reliance upon any Rights Certificate or certificate for Preferred Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as forth in Section 20 hereof.

         (c) The indemnity provided in this Section 18 shall survive the expiration of the Rights and the termination of this Agreement.

Section 19.  Merger or Consolidation of, or Change in Name of, the Rights Agent.

         (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent

26 - RIGHTS AGREEMENT
may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Rights Agreement.

Section 20.       Duties of Rights Agent.

         The Rights Agent undertakes only the duties and obligations expressly imposed by this Rights Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates by their acceptance thereof shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of any Acquiring Person or the determination of the current per share market price) be proved or established by the Corporation prior to taking, suffering or omitting of any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any President or any Senior or Executive Vice President and by the Treasurer or the Secretary of the Corporation and delivered to the Rights Agent. Any such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted by it under the provisions of this Rights Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

         (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Corporation of any covenant or condition contained in this Rights Agreement or in any Rights Certificate; nor shall it be responsible or liable for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e)) or any adjustment required under the provisions of Section 11 or 13 or responsible or liable for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require

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any such adjustment (except with respect to the exercise of Rights evidenced by
Rights Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Rights Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

         (g) The Rights Agent is authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, any President or any Vice President or the Secretary or the Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Corporation may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or suffered, or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Corporation actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

         (h) The Rights Agent and any shareholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become financially interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided the Rights Agent was not grossly negligent in the selection and continued employment thereof.

         (j) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

28 - RIGHTS AGREEMENT

         (k) If with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

         (l) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against risk or liability is not reasonably assured to it.

Section 21.  Change of Rights Agent.

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days notice in writing mailed to the Corporation and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Corporation may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Corporation shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Corporation), then the incumbent Rights Agent or the holder of record of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized to do business under such laws and is subject to supervision or examination by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a Person described in clause
(a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as

29 - RIGHTS AGREEMENT
the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Corporation shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

Section 22.   Issuance of New Rights Certificates.

         Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Rights Agreement.

Section 23.  Redemption by Action of the Board of Directors.

         (a) The Corporation may, at its option, by the vote of a majority of the Board of Directors, redeem all but not less than all of the then outstanding Rights, at any time prior to the Close of Business on the earlier of (i) the Distribution Date (subject to extension by the Corporation as provided in Section 27) or (ii) the Expiration Date, at a redemption price of $0.001 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price"). Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Corporation's right of redemption hereunder.

         (b) Without any further action and without any notice, the right to exercise the Rights will terminate effective at the time so designated by action of the Board of Directors ordering the redemption of the Rights and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the effective time of the action of the Board of Directors ordering the redemption of the Rights, the Corporation shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares (and, at the Corporation's election pursuant to Section 14, cash or depositary receipts in lieu of fractions of shares other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock or Common Stock having a Fair Market Value equal to such cash payment.

         (c) In the event the Corporation shall at any time after the date of this Rights Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, or (D) combine or consolidate the

30 - RIGHTS AGREEMENT

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outstanding shares of Common Stock into a smaller number of shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, and in each such event, the Redemption Price shall be appropriately adjusted to reflect the foregoing.

Section 24.  Redemption by Action of the Stockholders

         (a) In the event that (i) the Corporation receives a Qualifying Offer from any Offeror (as such terms are defined below), and (ii) within 60 days after such receipt (such sixtieth day being referred to as the "Offer Date"), the Board of Directors has not either (x) redeemed all but not less than all of the then outstanding rights pursuant to Section 23 or (y) approved an alternative transaction which the Board of Directors has determined to be financially superior for the holders of shares of Common Stock other than the Offeror and its affiliates, the Board of Directors shall call a special meeting of stockholders (the "Special Meeting") for the purpose of voting on a resolution requesting the Board of Directors to redeem the Rights or to make the Rights Plan inapplicable to the Qualifying Offer, as such Qualifying Offer may be amended or revised by the Offeror from time to time (the "Resolution"). The Board of Directors shall select a date for the Special Meeting and shall use its best efforts to ensure that the Special Meeting actually be held on such date, which date shall not be later than the later of (A) the date that is 120 days after the Offer Date and (B) the date of any meeting of stockholders already scheduled as of the Offer Date; provided, however, that if (x) such other meeting shall have been called for the purpose of voting on a resolution with respect to another offer and (y) the Offer Date shall be not later than 15 days after the date such other offer was received by the Company, then both the Resolution and such other resolution shall be voted on at such meeting and such meeting shall be deemed to be the Special Meeting. The Board of Directors shall set a date for determining the stockholders of record entitled to notice of and to vote at the Special Meeting in accordance with the Corporation's Certificate of Incorporation and Bylaws and with applicable law. At the Offeror's request, the Corporation shall include in any proxy soliciting material prepared by it in connection with the Special Meeting proxy soliciting material submitted by the Offeror; provided, however, that the Offeror shall by written agreement with the Corporation contained in or delivered with such request have indemnified the Corporation against any and all liabilities resulting from any misstatements, misleading statements and omissions contained in the Offeror's proxy soliciting material and have agreed to pay the Corporation's incremental costs incurred as a result of including such material in the Corporation's proxy soliciting material. Notwithstanding the foregoing, no Special Meeting shall be held from and after such time as any Person becomes an Acquiring Person, and any Special Meeting scheduled prior to such time and not theretofore held shall be cancelled.

         (b) If at the Special Meeting, the Resolution receives the affirmative vote of a majority of the shares of Common Stock outstanding as of the record date of the Special Meeting, not including the shares of the Offeror and its Affiliates, then the Rights Plan shall be inapplicable to the Qualifying Offer or Other Offer (as defined below), or all of the rights shall be redeemed by such stockholder action, effective immediately prior to the consummation of the Qualifying Offer or any Other Offer. An "Other Offer" means another tender or exchange offer to purchase all of the shares of Common Stock held by Persons other than such Offeror and its Affiliates at a price per share in cash and/or at an exchange ratio which is equal to or financially superior to the

31 - RIGHTS AGREEMENT
cash price and/or the exchange ratio contained in the Resolution approved at the Special Meeting; provided, however, that the rights under the Rights Plan shall not be redeemed at any time from and after such time as any Person becomes an Acquiring Person.

         (c) A "Qualifying Offer" shall mean an all-cash tender offer for all outstanding shares of Common Stock which meets all of the following requirements:

             (i) the Person or group making the tender offer (an "Offeror") must, prior to or upon commencing such offer, have provided the Corporation firm written commitments from responsible financial institutions, which have been accepted by such Person or group, to provide, subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions to non-public information to be provided by the Corporation, conditions based on the accuracy of any information concerning the Corporation other than such as would be the subject of representations and warranties in a public financing by the Corporation, or conditions requiring the Corporation to make any representations, warranties or covenants in connection with such financing) funds for such offer which, when added to the amount of cash and cash equivalents which such Person or group then has available and has irrevocably committed in writing to the Corporation to utilize for purposes of the offer if consummated, and to set apart and maintain available for such purpose until the offer is consummated or withdrawn, will be sufficient to pay for all shares outstanding on a fully diluted basis and all related expenses; and

             (ii) such Person or group must own, after consummating such offer, at least two-thirds of the then outstanding shares of Common Stock; and

             (iii) the price per share offered in such offer must be at least the greater of (a) 35% above the average closing price of the Common Stock for the 20 consecutive trading days ending on the fourth trading day preceding the commencement of the offer, or (b) the highest price at which the Common Stock has traded during the period 12 months immediately preceding the offer date, provided that if another tender offer for shares of Common Stock (a "Competing Offer") is commenced during the pendency of a Qualifying Offer (the "First Offer"), such Competing Offer shall constitute a Qualifying Offer only if, in addition to satisfying the requirements of clauses (i), (ii), (iv) and (v) hereof, the per share price offered in such Competing Offer is at least 10% higher than the per share price offered in the First Offer; and

             (iv) such offer must remain open for at least 60 Business Days and must be extended for at least 20 Business Days after the last increase in the price offered and after any bona fide higher alternative offer is made and shall be subject only to customary terms and conditions, which shall in no event include satisfaction of any conditions relating to the business, financial condition, results of operations or prospects of the Corporation other than such as are based on information publicly disclosed by the Corporation; and

             (v) prior to or upon commencing such offer, such Person or group must irrevocably commit in writing to the Corporation and in the offer to purchase relating to the offer:

32 - RIGHTS AGREEMENT

                  A. to consummate promptly upon completion of the offer an all-
             cash transaction whereby all shares of Common Stock not tendered into the offer will be acquired at the same price per share paid pursuant to the offer, and otherwise not to purchase any shares of Common Stock following completion of the offer; and

                  B. that such Person or group will not materially amend such offer, except to increase the price offered; and

                  C. that such Person or group will not make any offer for any equity securities of the Corporation for six months after commencement of the original offer if the original offer does not result in the tender of the number of shares required to be purchased pursuant to clause (ii) above, unless a Competing Offer which meets the conditions for a Qualifying Offer (including the proviso in clause (iii) above) is commenced by another Person or Persons not affiliated or associated with, acting in concert with, or instigating or financed by, the Person or group making the original offer or with whom the Person or group making the original offer has any agreement, arrangement or understanding relating to the Corporation or any assets or securities of it or any of its Subsidiaries; and

             (vi) is not subject to any financing, funding or similar condition, nor any condition relating to completion of or satisfaction with any due diligence or similar investigation and otherwise provides for usual and customary terms and conditions; and

             (vii) is accompanied by an opinion from a nationally recognized investment bank that the price specified in the Qualifying Offer is fair to the stockholders of the Corporation, which opinion explains with particularity how such investment bank defines the term "fair" and the basis for its conclusion that the Qualifying Offer is fair; and

             (viii) requests the Corporation to call a special meeting of the holders of Common Stock for the purpose of voting on a resolution requesting the Board of Directors to either redeem the Rights or adopt such Qualifying Offer; and

             (ix) contains a written agreement of the Offeror to pay (or share with any other Offeror) the Corporation's costs of the Special Meeting (inclusive of the Corporation's costs of preparing and mailing proxy material for its own solicitation but exclusive of the fees and expenses of the Corporation's own financial and legal advisors, and proxy solicitor).

         (d) Nothing contained in this Section 24 shall be deemed to be a delegation of the obligation of the Board of Directors of the Corporation to exercise its fiduciary duty. Without limiting the foregoing, this Section 24 shall not be construed to suggest or imply that the Board of Directors shall not be entitled to reject any Qualifying Offer, or to recommend that holders of shares of Common Stock reject any tender or exchange offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals to the Special Meeting) with respect to any Qualifying Offer or any tender or exchange offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.

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

         (e) Nothing in this Section 24 shall be construed as limiting or prohibiting the Corporation or any Offeror from proposing or engaging, at any time, in any acquisition, disposition or other transfer of any securities of the Corporation, any merger or consolidation involving the Corporation, any sale or other transfer of assets of the Corporation, any liquidation, dissolution or winding-up of the Corporation, or any other business combination or other transaction, or any other action by the Corporation or such Offeror; provided, however, that the holders of rights shall have the rights set forth in the Rights Plan with respect to any such acquisition, disposition, transfer, merger, consolidation, sale, liquidation, dissolution, winding-up, business combination, transaction or action.

         (f) This Section 24 may only be amended or repealed by the approval of the holders of a majority of the issued and outstanding shares of Common Stock.

Section 25.  Notice of Proposed Actions.

         (a) In case the Corporation, after the Distribution Date, shall propose
(i) effect any of the transactions referred to in Section 11(a)(i) or 11(g) or
(ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Corporation, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give the Rights Agent and each holder of record of a Rights Certificate, in accordance with Section 26, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or 11(g) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Corporation or the vote upon any such action.

         (b) In case any of the transactions referred to in Section 11(a)(i), 11(g) or 13 of this Rights Agreement are proposed, then, in any such case, the Corporation shall give to the Rights Agent and each holder of Rights, in accordance with Section 26, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under
Section 11(a)(i),

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11(g) or 13, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

Section 26.  Notices.

         Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Rights Certificate or Right to or on the Corporation shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Oregon Steel Mills, Inc.
                           1000 Broadway Building
                           Suite 2200
                           Portland, Oregon  97205
                           Attention: President


Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Corporation or by the holder of record of any Rights Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                           ChaseMellon Shareholder Services, LLC
                           520 Pike Street
                           Suite 1220
                           Seattle, WA 98101
                           Attn:  Joe Campbell

Notices or demands authorized by this Rights Agreement to be given or made by the Corporation or the Rights Agent to the holder of record of any Rights Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

Section 27.  Supplements and Amendments.

         For as long as the Rights are then redeemable, the Corporation may in its sole and absolute discretion, and the Rights Agent shall if the Corporation so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable, the Corporation may, and the Rights Agent shall if the Corporation so directs, supplement or amend this Rights Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period provided in this Rights Agreement, provided that no such supplement or amendment pursuant to this clause (iii) shall shorten or lengthen any time period provided in this Rights Agreement unless such shortening or lengthening is for the purpose of protecting, enhancing or clarifying the rights of and/or the benefits to the holders of Rights, or (iv) to change or supplement the provisions hereunder in any

35 - RIGHTS AGREEMENT

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manner which the Corporation may deem necessary or desirable, provided that no such supplement or amendment pursuant to this clause (iv) shall materially adversely affect the interest of the holders of Rights (other than an Acquiring Person or any affiliate of Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Corporation which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, (a) no supplement or amendment that changes the rights, duties, liabilities or obligations of the Rights Agent under this Agreement shall be effective without the execution of such supplement on amendment by the Rights Agent, and (b) no supplement or amendment shall be made which changes the Redemption Price or the Expiration Date.

Section 28.  Exchange.

         (a) The Board of Directors of the Corporation may, at its option, at any time after a Distribution Date, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock at an exchange ratio of one share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

         (b) Immediately upon the action of the Board of Directors of the Corporation ordering the exchange of any Rights pursuant to paragraph (a) of this Section 28 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

         (c) In any exchange pursuant to this Section 28, the Corporation may, at its option, substitute shares of Preferred Stock (or shares of another class of stock having the same rights, privileges and preferences as the Preferred Stock) for some or all of the shares of Common Stock exchangeable for Rights pursuant to Section 28(a) at a ratio of one one-thousandth of a share of Preferred Stock (or such other class of stock having the same rights, privileges and preferences as the Preferred Stock) as adjusted to reflect adjustments to the voting rights of the Preferred Stock, so that the fraction of share of Preferred Stock (or such other class of stock having the same rights, privileges and preferences as the Preferred Stock) shall have the same voting rights as one share of Common Stock.

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         (d) In the event that there shall not be sufficient shares of Common
Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 28, the Corporation shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

         (e) The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Corporation shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of exchange pursuant to this Section 28.

Section 29.  Successors.

         All of the covenants and provisions of this Rights Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30.  Benefits of this Rights Agreement.

         Nothing in this Rights Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of record of the Rights Certificates (and, prior to the Distribution Date, the holders of Common Stock in their capacity as holders of the Rights).

Section 31.  Delaware Contract.

         This Rights Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 32.  Counterparts.

         This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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Section 33.  Descriptive Headings.

         Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34.  Severability.

         If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 35.  Determinations and Actions by the Board Of Directors, etc.

         (a) The Board of Directors of the Corporation shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Corporation, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Rights Agreement and a determination of whether there is an Acquiring Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith shall (x) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

         (b) Nothing contained in this Rights Agreement shall be deemed to be a derogation or abrogation of the obligation of the Board of Directors to exercise its fiduciary duty. Without limiting the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to reject any tender offer, or to recommend that holders of shares of Common Stock reject any tender offer, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer that the Board of Directors believes is necessary or appropriate in the exercise of such fiduciary duty.


38 - RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                                         OREGON STEEL MILLS, INC.



                                         By: /s/ L.R. Adams
                                            ------------------------------------
                                         Name:  L.R. Adams
                                         Title: CFO


                                         CHASEMELLON SHAREHOLDER SERVICES, LLC



                                         By: /s/ Joseph S. Campbell
                                            ------------------------------------
                                         Name:  Joseph S. Campbell
                                         Title: Assistant Vice President

39 - RIGHTS AGREEMENT